Exhibit 32.1

Written Statement of Chief Executive Officer
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of ASGN Incorporated (the "Company"), hereby certifies that, to his knowledge on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2021 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2021	/s/ Theodore S. Hanson
Theodore S. Hanson
President and Chief Executive Officer
(Principal Executive Officer)